Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          AMCAST INDUSTRIAL CORPORATION
          -----------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                          AMCAST INDUSTRIAL CORPORATION
          -----------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Rules O-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11:

     4)  Proposed maximum aggregate value of transaction:

[ ] Check box if any of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                                  [AMCAST LOGO]
                             INDUSTRIAL CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD DECEMBER 17, 1996

     To the Shareholders of Amcast Industrial Corporation:

     The Annual Meeting of Shareholders of Amcast Industrial Corporation will be held at the Company's Corporate Center, Washington Park I, 7887 Washington Village Drive, Dayton, Ohio, 45459, on Tuesday, December 17, 1996, at 10 a.m., E.S.T., for the purpose of considering and voting upon:

     1.   Election of three directors to serve for a term of three years;

     2. Ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending August 31, 1997; and

     3. Transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors of the Company has fixed the close of business on October 21, 1996, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. FOR THAT REASON WE ASK THAT YOU PLEASE MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. GIVING THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                             By Order of the Board of Directors



                                             Denis G. Daly, Secretary

Washington Park I
7887 Washington Village Drive
Dayton, Ohio  45459
November 6, 1996

                                  [AMCAST LOGO]
                             INDUSTRIAL CORPORATION

                     PROXY STATEMENT FOR 1996 ANNUAL MEETING

                               GENERAL INFORMATION

     This proxy statement is furnished to shareholders of Amcast Industrial Corporation, an Ohio corporation (hereinafter the "Company"), in connection with the solicitation by its Board of Directors of proxies to be used at the Annual Meeting of Shareholders to be held on December 17, 1996, and any adjournment thereof. The Company has one class of shares outstanding, namely Common Shares, of which there were 8,618,491 outstanding at the close of business on October 21, 1996. The close of business on October 21, 1996, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, and each such shareholder is entitled to one vote per share.

     All Common Shares represented by properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the shareholder's directions specified on the proxy. If no directions have been specified by marking the appropriate squares on the accompanying proxy card, the shares will be voted in accordance with the Board of Directors' recommendations. A shareholder signing and returning the accompanying proxy has the power to revoke it at any time prior to its exercise by voting in person at the meeting, by delivering to the Company a later dated proxy, or by giving notice to the Secretary of the Company in writing or in open meeting but without affecting any vote previously taken.

     The presence, in person or by properly executed proxy, of the holders of a majority of the Company's outstanding shares is necessary to constitute a quorum at the Annual Meeting. Shares represented by proxies received by the Company will be counted as present at the Annual Meeting for the purpose of determining the existence of a quorum, regardless of how or whether such shares are voted on a specific proposal. Abstentions will be treated as votes cast on a particular matter as well as shares present at the Annual Meeting. Where nominee shareholders do not vote on specific issues because they did not receive specific instructions on such issues from the beneficial owners of such shares ("Broker Nonvotes"), such Broker Nonvotes will not be treated as either votes cast or shares present.

     This proxy statement and the accompanying form of proxy were first mailed to shareholders on or about November 6, 1996.

                              ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes. Each class is comprised of three directors, and one class is elected at each Annual Meeting of Shareholders for a term of three years.

     At the 1996 Annual Meeting, shareholders will elect three directors who will hold office until the Annual Meeting of Shareholders in 1999. The board has nominated James K. Baker, Earl T. O'Loughlin, and R. William Van Sant for election as directors at the 1996 Annual Meeting.

     It is the intention of the proxy agents named in the accompanying proxy to vote such proxy for election of Messrs. Baker, O'Loughlin, and Van Sant. Should any of them be unable to accept the office of director, an eventuality that is not anticipated, proxies may be voted with discretionary authority for a substitute nominee or nominees designated by the Board of Directors.

     Set forth below is information about the three nominees for election as a director and the directors whose terms of office will continue after the 1996 Annual Meeting. Messrs. Baker, O'Loughlin, and Van Sant are presently directors and are nominated to succeed themselves.

Nominees for a Term of Office Expiring in 1999

JAMES K. BAKER, age 64, has been a director of the Company since December 1993. Mr. Baker has been Vice Chairman of Arvin Industries, Inc. (a leading manufacturer of automotive emission and ride control systems) since February 1996. From 1986 to 1996, he served as Chairman and from 1986 to 1993 he served as Chairman and Chief Executive Officer of Arvin Industries, Inc. Mr. Baker is also a director of Arvin Industries, Inc., First Chicago NBD Bank, CINergy Corporation of Cincinnati, Tokheim Corporation, The Geon Company, and Calspan SRL.

GENERAL EARL T. O'LOUGHLIN, USAF (Retired), age 66, has been a director of the Company since December 1987. General O'Loughlin was the Commander of the United States Air Force Logistics Command at Wright-Patterson AFB, Ohio, from September 1984 until August 1987. General O'Loughlin is also a director of Fleet Aerospace, Inc., and Chairman of the Board of Directors of Huron Community Bank.

R. WILLIAM VAN SANT, age 58, has been a director of the Company since October 1993. Since December 1991, Mr. Van Sant has been Chairman and Chief Executive Officer of Lukens Inc. (a manufacturer of carbon, alloy and stainless steel plate, sheet and strip) and from October 1991 to December 1991, he was President and Chief Operating Officer of Lukens Inc. From 1987 to 1991, Mr. Van Sant was employed by Blount, Inc. where he last held the position of President and Chief Executive Officer. Mr. Van Sant is also a director of Lukens Inc.

Directors Continuing in Office Until 1998

WALTER E. BLANKLEY, age 61, has been a director of the Company since February 1994. Mr. Blankley has been Chairman and Chief Executive Officer of Ametek, Inc. (a manufacturer of electrical motor blowers, precision instruments, and engineered industrial materials) since April 1993. Mr. Blankley also served as President and Chief Executive Officer of Ametek, Inc. from April 1990 to April 1993, and from April 1982 to April 1990 as its Senior Vice President. Mr. Blankley is a director of Ametek, Inc. and CDI Corporation.

WILLIAM G. ROTH (Retired), age 58, has been a director of the Company since December 1989. Mr. Roth was Chairman of Dravo Corporation (a natural resource company producing lime and construction aggregates) from June 1987 to April 1994, and from June 1987 to January 1990, he was its Chairman and Chief Executive Officer. From May 1985 until February 1987, Mr. Roth was President and Chief Operating Officer of American Standard, Inc. Mr. Roth is a director of Dravo Corporation, Teknowledge Corporation, and Service Experts, Inc.

JOHN H. SHUEY, age 50, has been President and Chief Executive Officer of the Company since March 1995 and a director since March 1994. Mr. Shuey was President and Chief Operating Officer of the Company from December 1993 to March 1995. Mr. Shuey was Executive Vice President of the Company from February
1991 to December 1993.

Directors Continuing in Office Until 1997

IVAN W. GORR (Retired), age 67, has been a director of the Company since February 1990. Mr. Gorr was Chairman and Chief Executive Officer of Cooper Tire & Rubber Company (a manufacturer of tire and rubber products) from 1989 to 1995. Mr. Gorr is a director of Cooper Tire & Rubber Company, OHM Corporation, Fifth Third Bancorp, Arvin Industries, Inc., and Borg-Warner Automotive, Inc.

PETER H. FORSTER, age 54, has been a director of the Company since May 1988. Mr. Forster has been Chairman since April 1988 and Chief Executive Officer since April 1986 and served as President from April 1988 until September 26, 1995 of DPL Inc. (a holding company whose principal subsidiary is The Dayton Power and Light Company). Mr. Forster also has been Chairman of The Dayton Power and Light Company since April 1988 and served as its President and Chief Executive Officer prior thereto. Mr. Forster is also a director of DPL Inc., Bank One, Dayton, NA, and Comair Holdings, Inc.

LEO W. LADEHOFF (Retired), age 64, has been a director of the Company since 1978, Chairman of the Board of the Company since December 1980, and served as Chief Executive Officer from May 1979 to March 1995. Mr. Ladehoff was also President of the Company from December 1978 until November 1986, and from September 1990 to December 1993. Mr. Ladehoff is also a director of KeyBank National Association.

Certain Information Concerning the Board of Directors

     There were six meetings of the Board of Directors during fiscal 1996. The Board of Directors has four standing committees (the number of meetings of each committee in fiscal 1996 is shown in parentheses): Executive Committee (0), Audit Committee (2), Compensation Committee (4), and Pension Review Committee
(1).

     The Executive Committee (Messrs. Ladehoff (Chairman), Baker, Shuey, and
Roth) is authorized, in intervals between meetings of the Board of Directors, to exercise all the powers of the board with the exception of filling vacancies on the board or any board committee. The Committee also reviews and makes recommendations to the board concerning the performance, development, and succession of executive personnel, and the composition, organization, and operation of the Board of Directors. The nonemployee directors of the Executive Committee act as a nominating committee for directors and will consider candidates recommended for nomination by shareholders. If a shareholder desires to recommend to this Committee a person to consider for nomination, the shareholder should give written notice to the Secretary of the Company, at the Company's principal executive office, Washington Park I, 7887 Washington Village Drive, Dayton, Ohio, 45459, at least 120 days before the date of the meeting of shareholders at which directors are to be elected. Such notice should state the name, age, business, and residence address of the proposed candidate, and the principal occupation or employment of the proposed candidate.

     The Audit Committee (Messrs. Gorr (Chairman), Baker, and O'Loughlin) meets with Company personnel and with representatives of Ernst & Young LLP, the Company's independent auditors, to consider and review internal accounting controls and matters relating to the annual audit of the Company's financial statements. The Committee also monitors compliance with the Company's conflicts of interests and business ethics policy and annually recommends to the board the appointment of independent auditors.

     The Compensation Committee (Messrs. Roth (Chairman), Forster, and Van Sant) reviews the Company's compensation plans for officers and key employees and acts in an advisory capacity to the Board of Directors in all matters relating to compensation of officers.

     The Pension Review Committee (Messrs. Forster (Chairman), Blankley, and O'Loughlin) reviews the administration of retirement plans, investment manager and trustee performance, and the results of independent audits of plan financial statements.

     During fiscal 1996, each director attended 75 percent or more of the total number of meetings of the Board of Directors and the Committees on which he served.

     Each nonemployee director receives a monthly fee of $1,333 for services as a director and $1,000 for each meeting of the Board of Directors that he attends. The chairman of the board, if not otherwise an executive officer of the Company, receives $2,000 for each meeting of the Board of Directors that he attends. A fee of $750 ($850 for committee chairman) is paid for each committee meeting attended. A director may elect to defer receipt of fees payable to him and interest is paid by the Company on amounts that are deferred. Payment of deferred amounts commences after the director ceases to be a director or on an earlier date as specified by him.

     The Company's 1989 Director Stock Option Plan, approved by shareholders in December 1988, provides that options to purchase up to a maximum of 120,000 shares may be granted to directors who are not employed by the Company. Under the plan, each nonemployee director, who is a director of the Company on the first business day of January of each year, is automatically granted an option to purchase 1,500 shares at an option price per share equal to the fair market value of a share on the date of grant. Options become exercisable one year after grant.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of the Company and owners of more than 10 percent of the Company's common shares to file an initial ownership report with the Securities and Exchange Commission and a monthly or annual report listing any subsequent changes in their ownership of common shares. The Company believes, based on information provided to the Company by the persons required to file such reports, that all filing requirements applicable to such persons during the period from September 1, 1995 through August 31, 1996 have been met.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     Set forth in the table below is information as of October 21, 1996, with respect to the number of Common Shares of the Company beneficially owned by each director, nominee for director and certain executive officers of the Company and by all directors, nominees and executive officers as a group. For purposes of this table, an individual is considered to "beneficially own" any Common Shares
(A) over which he exercises sole or shared voting or investment power or (B) over which he has the right to acquire beneficial ownership at any time within 60 days after October 21, 1996.

                                                               (A)                                (B)
                                                        NUMBER OF SHARES,
                                                     INCLUDING OPTION SHARES            OPTION SHARES WHICH MAY
                                                SHOWN IN COLUMN (B), BENEFICIALLY        BE ACQUIRED WITHIN 60
           INDIVIDUALS OR GROUP                     OWNED AS OF 10/21/96 (1) (2)             DAYS OF 10/21/96
-------------------------------------------    -------------------------------------    -------------------------
James K. Baker                                                  4,628                               3,000
Dennis A. Bertram                                              26,483                              14,657
Walter E. Blankley                                              4,966                               1,500
Peter H. Forster                                               12,328                               6,000
Ivan W. Gorr                                                    8,000                               6,000
Leo W. Ladehoff                                               222,867                              87,352
Earl T. O'Loughlin                                              7,813                               3,000
William G. Roth                                                17,828                               6,000
John H. Shuey                                                  87,905(3)                           56,766
Michael N. Powell                                              12,282                              11,629
R. William Van Sant                                             4,328                               3,000
Thomas K. Walker                                               25,314                              18,911
Douglas D. Watts                                                9,676                               7,739

Directors, nominees, and executive                            517,483                             266,329
officers as a group (19 persons)
------------------------------------------------------------------------------------------------------------------

(1) Unless otherwise indicated, voting power and investment power are exercised solely by the named individual or are shared by such individual and his immediate family members.

(2) Mr. Ladehoff beneficially owns 2.5% of the outstanding Common Shares. Mr. Shuey beneficially owns 1%. No other director or officer owns in excess of 1% of the Common Shares. Directors, nominees and executive officers as a group own 6% of the Common Shares. Percentages are calculated on the basis of the number of shares outstanding at October 21, 1996, plus the number of shares subject to outstanding options held by the individual or group which are exercisable within 60 days thereafter.

(3) Includes 460 shares owned by family members in regard to which Mr. Shuey disclaims beneficial owernship.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

PHILOSOPHY. The Company's executive compensation program is based on two objectives: provide market-competitive compensation opportunities and create a strong link among the interests of the shareholders, the Company's financial performance, and the total compensation of the Company's executive officers.

     The Compensation Committee of the Board of Directors (the "Committee") consists of three board members, none of whom is a past or present employee of the Company. The Committee meets periodically and reviews executive compensation and makes recommendations to the board.

     There are three components to the Company's executive compensation program: annual salary, annual incentive compensation, and long-term incentive compensation. Base salary and all forms of incentive compensation opportunities are set by periodic comparison to external rates of pay for comparable positions within the industry.

SALARIES. Base salaries are targeted at the midpoint of competitive data as measured by Towers, Perrin, Forster & Crosby and other similar services. Individual variability is based on performance as determined through annual performance reviews using the following factors, among others: ability to plan, organize, direct, control, solve problems, communicate, work with others, work commitment, and experience. Adjustments are considered periodically, based upon general movement in external salary levels, individual performance and potential, and changes in the position's duties and responsibilities. Mr. Shuey has been Chief Executive Officer since March of 1995. His fiscal 1996 compensation is within the competitive range for chief executive officers in similar circumstances. For other Named Executive Officers, the Company paid at or near the midpoint during fiscal 1996.

ANNUAL INCENTIVES. Annual incentives for Named Executive Officers (other than Mr. Shuey) are targeted at industrial comparative norms, but paid on the basis of pre-set percentages of Return on Equity (ROE) for the Company established by the board, as applied to corporate officers, and Return on Net Assets (RONA) of the business units involved, as applied to officers of divisions or subsidiaries also established by the board. Performance by the Company or a specific division or subsidiary at below pre-set levels results in the elimination of annual incentive awards for the responsible officers. Mr. Shuey's 1996 annual incentive payment of $180,000 was established specifically by the board, based on the board's evaluation of Company performance for fiscal 1996, and a review of Mr. Shuey's performance by the board for the same period. The major factors considered in evaluating Company performance in regard to Mr. Shuey's 1996 annual incentive payment were the Company's earnings, progress in implementing corporate strategy, and performance of the common share price for the year. Each of these factors received approximately equal weight.

     The 1996 earnings were the second highest in the Company's history and progress in the implementation of corporate strategy has been excellent. The stock price declined slightly during the fiscal year. In the judgment of the Committee, performance in relation to the listed factors exceeded targets.

LONG-TERM INCENTIVES. Long-term incentives are provided under the Long-Term Incentive Plan ("LTIP"). The LTIP provides for grants of two types of awards, stock options and cash.

     Stock option grants are awarded to the Named Executive Officers, including Mr. Shuey, under the LTIP. The grant of stock options to senior executives provides additional compensation and more strongly aligns their interest with those of the shareholders. Stock option grants are of a number of shares which could be purchased at market value on the day of the grant for a sum equal to the percentage of the Named Executive Officer's salary as designated under the LTIP. Neither Mr. Shuey, nor any of the Named Executive Officers will realize a benefit from the options unless and until the market price of the Company's common shares increases.

     Target cash awards, which must be used to purchase common shares, are awarded to Named Executive Officers, including Mr. Shuey, based on a percentage of each participant's salary as determined by the board at the time of the grant. Payouts, if they occur, are based on the achievement by the Company of specified goals for ROE averaged over a three-year period established by the board at the time of the grant. Participants first become eligible for payments three years after the date of grant. In 1996, the grants issued in fiscal 1994 matured. The Company's average annual ROE, as adjusted, during the period was 13.84%. Cash award payments under the fiscal 1994 grants were therefore 105.67% of the original grant.

STOCK OWNERSHIP GUIDELINES. The Company believes that it is important for executive officers to acquire a meaningful ownership position in the Company. In this way, they will bear the same type of risks as are typically incurred by shareholders, and their interests will be more closely aligned with those of shareholders. Significant stock ownership focuses executives' attention on managing the Company as equity owners.

     Stock ownership guidelines were therefore established for executive officers in 1995. Executives are expected to reach ownership levels of Company stock equal in value to between one and four times their base salary. Executives are expected to show significant annual progress and to reach such level in a five-year period.

     The Committee believes that the above compensation plans compensate executives appropriately and competitively.

                                            Respectfully submitted,

                                            COMPENSATION COMMITTEE



                                            William G. Roth, Chairman
                                            Peter H. Forster
                                            R. William Van Sant

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table presents, for fiscal years ended August 31, 1996, 1995, and 1994, the compensation earned by the five most highly compensated executive officers of the Company (the "Named Executive Officers") for services in all capacities to the Company and its subsidiaries during such years.


                                            SUMMARY COMPENSATION TABLE

                                                                          Long Term Compensation
                                                                        ----------------------------
                                                                            Awards         Payouts
                                              Annual Compensation       -------------     ----------
                                            ------------------------       Shares
                                                                         Underlying
           Name and                                                        Options                            All Other
      Principal Position          Year        Salary        Bonus         Granted(2)      LTIP Payouts      Compensation (3)
-------------------------------- -------    -----------    ---------    --------------    -------------    -----------------
JOHN H. SHUEY.................    1996       $335,153      $180,000       14,587          $160,714             $3,316
PRESIDENT & CHIEF                 1995       $282,365      $150,000        9,600          $129,002             $2,429
EXECUTIVE OFFICER                 1994       $224,461      $117,417        7,579          $      0             $1,960

THOMAS K. WALKER(1) ..........    1996       $225,000      $ 40,900        8,911          $      0             $  545
PRESIDENT
AMCAST AUTOMOTIVE

DOUGLAS D. WATTS(1)...........    1996       $160,977      $ 46,345        4,092          $      0             $2,389
VICE PRESIDENT, FINANCE           1995       $155,000      $ 61,448        3,647          $      0             $  698

MICHAEL N. POWELL(1)..........    1996       $144,300      $ 48,677        3,570          $      0             $1,798
PRESIDENT                         1995       $131,205      $ 29,150        3,059          $      0             $  497
AMCAST FLOW CONTROL               1994        $53,674      $      0            0          $      0             $    0

DENNIS A. BERTRAM.............    1996       $150,000      $ 21,300        3,960          $108,590             $2,842
SENIOR VICE PRESIDENT,            1995       $150,000      $ 26,100        5,294          $ 58,950             $2,557
OPERATIONS                        1994       $136,442      $ 47,088        5,403          $      0             $2,018
AMCAST AUTOMOTIVE
---------------------------------------------------------------------------------------------------------------------

(1) Mr. Walker became President, Amcast Automotive on August 21, 1995, Mr. Watts became Vice President, Finance, on August 30, 1994, and Mr. Powell became Vice President and General Manager of Superior Valve Company on April 4, 1994.

(2) Number of shares subject to options granted under the terms of the Long-Term Incentive Plan for the period presented.

(3) Reflects dollar value of Company shares to officer accounts in defined contribution plans which are available to all salaried employees of the Company.

CERTAIN EMPLOYMENT ARRANGEMENTS

     The Company has entered into severance agreements with Messrs. Shuey, Walker, Powell, Watts, Bertram, and certain other officers and key managers of the Company. Under these agreements, each employee is entitled to severance benefits if his employment with the Company is terminated within two years of a change of control of the Company (as defined in the agreement) either by the employee for good reason or by the Company for any reason other than cause, disability, normal retirement, or death. In the event of a covered termination, severance benefits include a payment equal to one, one and one-half, or two times employee's salary and recent incentive award, depending on the employee's position and length of service with the Company, and in the case of Mr. Shuey, three times his salary and recent incentive award and an additional payment to offset any additional taxes which may be payable by him in the event that any of the payments made to him by the Company (whether or not made pursuant to the terms of this agreement) as a result of a change of control of the Company may be deemed to be an "excess parachute payment" under the U.S. Internal Revenue Code. The agreements also provide for the payment of the cash value of the outstanding options in cancellation of the options and the continuance of life and health insurance coverage until the earlier of the employee becoming eligible for coverage by a subsequent employer or the expiration of three years. The agreements also protect the Company against the disclosure of confidential information and, in certain circumstances, require the employee to pay the Company 20 percent of the compensation received from a subsequent employer.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options under the Company's 1989 Stock Incentive Plan to the Named Executive Officers during fiscal 1996.

                                           OPTION GRANTS IN FISCAL 1996

                                   INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------
                                                                                               POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                           NUMBER            % OF                                              ANNUAL RATES OF STOCK
                          OF SHARES     TOTAL OPTIONS                                         PRICE APPRECIATION FOR
                         UNDERLYING       GRANTED TO                                              OPTION TERM (1)
                           OPTIONS       EMPLOYEES IN        EXERCISE         EXPIRATION
        NAME               GRANTED       FISCAL YEAR          PRICE              DATE            5%           10%
---------------------    ------------   ---------------    --------------    -------------    -----------------------
John H. Shuey.....         15,000          12.08%             $17.375         8/21/2001        $72,005     $159,114
                           14,587          11.74%             $18.937         8/31/1999        $59,531     $128,203

Thomas K. Walker..          8,911           7.17%             $18.937         8/31/1999        $36,367     $ 78,317

Michael N. Powell.          3,570           2.87%             $18.937         8/31/1999        $14,569     $ 31,476

Douglas D. Watts..          4,092           3.29%             $18.937         8/31/1999        $16,700     $ 35,964

Dennis A. Bertram.          3,960           3.19%             $18.937         8/31/1999        $16,161     $ 34,804
---------------------------------------------------------------------------------------------------------------------

(1) The dollar amounts in these columns are the hypothetical gains that would exist for the options at the end of their terms, assuming annual compound rates of stock appreciation of 5% and 10%. Such appreciation rates are prescribed by the Securities and Exchange Commission and are not intended to forecast possible appreciation, if any, of the Company's share price.


OPTION EXERCISES

     The following table sets forth information, with respect to the Named Executive Officers, concerning their exercise of options during the Company's fiscal year ended August 31, 1996, and the unexercised options held by such executives as of August 31, 1996.

                                    AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996
                                           AND FISCAL YEAR-END OPTION VALUES

                                                                          NUMBER OF SHARES            VALUE OF
                                                                             UNDERLYING             UNEXERCISED
                                                                            UNEXERCISED             IN-THE-MONEY
                                                                             OPTIONS AT              OPTIONS AT
                                           SHARES                         FISCAL YEAR-END       FISCAL YEAR-END (2)
                                          ACQUIRED          VALUE         EXERCISABLE (E)          EXERCISABLE (E)
               NAME                     ON EXERCISE        REALIZED (1)   UNEXERCISABLE (U)       UNEXERCISABLE (U)
------------------------------------    -------------    -------------   -------------------    ------------------

John H. Shuey......................       3,066           $ 8,048             42,179 (E)             $2,812 (E)
                                                                              29,587 (U)             $8,437 (U)

Thomas K. Walker...................           0           $     0             10,000 (E)             $    0 (E)
                                                                               8,911 (U)             $    0 (U)

Michael N. Powell..................           0           $     0              8,059 (E)             $    0 (E)
                                                                               3,570 (U)             $    0 (U)

Douglas D. Watts...................           0           $     0              3,647 (E)             $    0 (E)
                                                                               4,092 (U)             $    0 (U)

Dennis A. Bertram..................       6,462           $20,169             10,697 (E)             $    0 (E)
                                                                               3,960 (U)             $    0 (U)
------------------------------------------------------------------------------------------------------------------

(1) Represents the excess of the market value of the acquired shares on the date of exercise over the aggregate option price paid.

(2) The excess, where applicable, of the market value, of $17.937 per share (the average of the high and low sale price on August 31, 1996) over the applicable exercise prices.


LONG-TERM INCENTIVE PLAN

     The following table sets forth certain information as to awards under the Company's Long-Term Incentive Plan ("LTIP") granted in fiscal 1996.

                                 LONG-TERM INCENTIVE PLAN - AWARDS IN FISCAL 1996


                                                        PERFORMANCE
                                                         OR OTHER
                                                       PERIOD UNTIL                   ESTIMATED FUTURE PAYOUTS
                                  PERCENTAGE OF         MATURATION        --------------------------------------------
            NAME                    SALARY (1)           OR PAYOUT          THRESHOLD        TARGET          MAXIMUM
-----------------------------    -----------------    ----------------    --------------------------------------------
John H. Shuey..............            85%                 (2)              $69,062         $276,250         $414,375

Thomas K. Walker...........            75%                 (2)              $42,187         $168,750         $263,125

Douglas D. Watts...........            50%                 (2)              $19,375          $77,500         $116,250

Dennis A. Bertram..........            50%                 (2)              $18,750          $75,000         $112,500

Michael N. Powell..........            50%                 (2)              $16,902          $67,610         $101,415

----------------------------------------------------------------------------------------------------------------------

(1) Awards consist of the designation of target percentages of annual salary at the end of the performance period to be paid if the Company achieves certain performance objectives. No payout occurs unless the Company achieves certain threshold performance objectives. Above the threshold, payouts may be greater or less than the target percentage to the extent that the Company's performance exceeds or fails to meet the target objectives specified in the plan. Payouts under the LTIP are based on the Company achieving designated percentages of Return on Equity (ROE).

(2) The performance period includes fiscal year 1996, 1997, and 1998. The future payouts, if any, are based upon salaries at September 1, 1995.

RETIREMENT PLANS

     The Company has a noncontributory, defined benefit pension plan for officers and other salaried employees of the Company and its subsidiaries, which is a qualified plan under applicable provisions of the Internal Revenue Code (the "Pension Plan"). Retirement benefits under the Pension Plan are calculated on the basis of the number of credited years of service the employee has with the Company, as well as the employee's average annual earnings for the three highest consecutive years during the employee's last ten years of employment. The maximum annual retirement benefit that may be paid under the Pension Plan to any participant under the present law is $120,000.

     The Company also has a Nonqualified Supplementary Benefit Plan (the "Supplemental Plan") which provides supplemental retirement benefits for Mr. Shuey, Mr.Walker, Mr. Powell, Mr. Watts, Mr. Bertram, and other key employees as they obtain eligibility under the criteria established by the board for participation in the Supplemental Plan. The supplemental retirement benefit is provided under terms and conditions similar to those under the Pension Plan and is equal to the excess of (a) the benefit that would have been payable to the employee under the Pension Plan without regard to certain annual retirement income and benefit limitations imposed by federal law, over (b) the benefit payable to the employee under the Pension Plan.

     Earnings for the purpose of calculating retirement benefits include salary and bonuses as shown in the Summary Compensation Table. The credited years of service at October 21, 1996, for executive officers named in the Summary Compensation Table were as follows: Mr. Shuey - 5.7; Mr. Walker - 1.2; Mr. Powell - 2.5; Mr. Watts - 2.2; and Mr. Bertram - 17.5.

     The following table shows the estimated maximum annual retirement benefits payable at normal retirement (age 65) under the Pension Plan and Supplemental Plan at selected earnings levels after various years of service. Amounts shown are straight-life annuity amounts.

                               PENSION PLAN TABLE
   Final Average
  Annual Earnings       15 Years        20 Years        25 Years        30 Years
--------------------------------------------------------------------------------
$100,000 .......        $ 22,622        $ 30,132        $ 37,733        $ 45,243
$150,000 .......        $ 35,122        $ 46,782        $ 58,583        $ 70,243
$200,000 .......        $ 47,622        $ 63,432        $ 79,433        $ 95,243
$250,000 .......        $ 60,122        $ 80,082        $100,283        $120,243
$300,000 .......        $ 72,622        $ 96,732        $121,133        $145,243
$350,000 .......        $ 85,122        $113,382        $141,983        $170,243
$400,000 .......        $ 97,622        $130,032        $162,833        $195,243
$450,000 .......        $110,122        $146,682        $183,683        $220,243
$500,000 .......        $122,622        $163,332        $204,533        $245,243
$550,000 .......        $135,122        $179,982        $225,383        $270,243
$600,000 .......        $147,622        $196,632        $246,233        $295,243

                        COMPANY'S STOCK PERFORMANCE GRAPH

     The following chart compares the cumulative total return to shareholders on the Company's Common Shares for its last five fiscal years with the cumulative total return of the (a) Standard and Poor's Manufacturing - Diversified Industry Index and (b) Standard and Poor's 500 Index (a broad equity market index) for the same periods. The graph depicts the value on August 31, 1996, of a $100 investment made on August 31, 1991, in Company shares and each index, with all dividends reinvested. The price for the common stock on the New York Stock Exchange on August 31, 1996, based on an average of the high and the low price for that day, was $17.937 per share.

[GRAPH]

                                        1992     1993     1994     1995     1996

Amcast                                  $125     $163     $191     $175     $169
S&P 500                                 $108     $124     $131     $159     $189
S&P Mfg. - Diversified Ind.             $ 98     $124     $138     $181     $224

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Set forth below is certain information about the only person known by the Board of Directors of the Company to be a beneficial owner of more than five percent of the outstanding Common Shares of the Company as of October 21, 1996.

                                                            NUMBER OF COMMON SHARES            PERCENT
                                                                 BENEFICIALLY                    OF
                   NAME AND ADDRESS                        OWNED AS OF 10/21/96 (1)             CLASS
   -------------------------------------------------    --------------------------------      ---------
   Pioneering Management Corporation (2)                               831,900                  9.7%
   60 State Street
   Boston, MA  02114
   ----------------------------------------------------------------------------------------------------

(1) For purposes of this table, an individual is considered to "beneficially own" any Common Shares (a) over which he has the right to acquire beneficial ownership at any time within 60 days after October 21, 1996, or
     (b) over which he exercises sole or shared voting or investment power.

(2) Pioneering Management Corporation is an investment advisor registered under the Investment Advisors Act of 1940.


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young LLP served as the Company's independent auditors for the year ended August 31, 1996. Subject to ratification by shareholders, the Board of Directors of the Company, upon recommendation of its Audit Committee, has appointed Ernst & Young LLP as independent auditors of the Company for the fiscal year ending August 31, 1997, and recommends a vote "FOR" the proposal to ratify such appointment.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and to respond to appropriate questions from shareholders.

                                  OTHER MATTERS

     The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the meeting. However, if any other matters are properly brought before the meeting, it is intended that the holders of proxies in the enclosed form will vote thereon in their discretion.

     The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxy solicitations may be made by directors, officers and employees of the Company, personally or by telephone and telegram, without receiving additional compensation. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses.

                              SHAREHOLDER PROPOSALS

     A proposal by a shareholder intended for inclusion in the Company's proxy statement and form of proxy for the 1997 Annual Meeting of Shareholders must, in accordance with applicable regulations of the Securities and Exchange Commission, be received by the Company at Washington Park I, 7887 Washington Village Drive, Dayton, Ohio 45459, Attention: Secretary, on or before July 15, 1997, in order to be eligible for such inclusion. The 1997 Annual Meeting of Shareholders is presently scheduled for December 18, 1997.

                                           By Order of the Board of Directors



                                           Denis G. Daly, Secretary

                                    PROXY
                        AMCAST INDUSTRIAL CORPORATION
          PROXY FOR ANNUAL MEETING OF SHAREHOLDERS DECEMBER 17, 1996

         SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned holder(s) of common shares of AMCAST INDUSTRIAL CORPORATION, an Ohio corporation (the "Company") hereby appoints John H. Shuey and Leo W. Ladehoff, and each of them, attorneys of the undersigned, with power of substitution, to vote all of the common shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Tuesday, December 17, 1996, at 10 a.m., and at any adjournment thereof, as follows:

1. Election of Directors. Nominees for directors are: James K. Baker, Earl T. O'Loughlin, and R. William Van Sant.

2. Ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending August 31, 1997.

3. In their discretion, upon such other business as may properly come before the meeting, or at any adjournment thereof.



                        (PLEASE SIGN ON REVERSE SIDE)

                PLEASE VOTE, SIGN, AND RETURN THE ABOVE PROXY



AMCAST
INDUSTRIAL CORPORATION
-----------------------------------------------------------------------------

Dear Shareholder:

You are cordially invited to attend the 1996 Annual Meeting of Shareholders of the Amcast Industrial Corporation, which will be held at the Corporate Center, 7887 Washington Village Drive, Dayton, Ohio, at 10 a.m. on Tuesday,
December 17, 1996.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the items to be considered and acted upon by the shareholders.

Whether or not you plan to attend this meeting, please sign, date, and return your proxy form above as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy, if you wish, and vote personally. It is very important that your stock be represented.



                                        Sincerely,


                                        /s/ John H. Shuey

                                        John H. Shuey
                                        President and Chief Executive Officer

When properly executed, this proxy will be voted in the manner by the undersigned shareholder. If no direction is specified, this proxy will be voted for Proposals 1 and 2.

Directors recommended a vote FOR all Nominees.

                                      FOR       WITHHELD
1. Election of all                    [   ]       [   ]
   Directors.
   (see reverse)
   For all except the following nominee(s):

------------------------------------------------------------


Directors recommended a vote FOR item 2.

                                     FOR    AGAINST   ABSTAIN
2. Ratification of the              [   ]    [   ]     [   ]
   appointment of Ernst &
   Young LLP as
   independent auditors.



3. In their discretion, upon such other business as may properly come before the meeting, or at any adjournment thereof.



Shareholders should date this proxy and sign here exactly as name appears at left. If stock is held jointly, both owners should sign this proxy. Executors, administrators, trustees, guardians, and others signing in a representative capacity should indicate the capacity in which they sign. Receipt is acknowledged of Notice of the above meeting, the Proxy Statement relating thereto, and the Annual Report to Shareholders for the fiscal year ended August 31, 1996.

                                               -------------------------------

                                               -------------------------------
                                                SIGNATURES(S)           DATE


                  PLEASE VOTE, SIGN AND RETURN THE ABOVE PROXY


                                     [LOGO]

                         Annual Meeting of Shareholders


DATE:  December 17, 1996

TIME:  10 a.m.

PLACE: Amcast Industrial Corporation
7887 Washington Village Drive
Dayton, Ohio 45459